Exhibit 99.1

DEMAND PROMISSORY NOTE

$20,000,000.00	August 26, 2005

Health Management Associates, Inc.

5811 Pelican Bay Boulevard, Suite 500

Naples, FL 34108

(Hereinafter referred to as “Borrower”)

Wachovia Bank, National Association

1 South Broad Street, PA 4152

Philadelphia, Pennsylvania 19107

(Hereinafter referred to as “Bank”)

Borrower promises to pay to the order of Bank, in lawful money of the United States of America, at its office indicated above or wherever else Bank may specify, the principal sum of $20,000,000.00 or such principal sum as may be advanced and outstanding from time to time, with interest on the unpaid principal balance at the rate and on the terms provided in this Promissory Note (including all renewals, extensions or modifications hereof, this “Note”).

ADVANCES. Borrower may borrow, repay and reborrow and, upon the request of Borrower, Bank shall advance from time to time until the maturity hereof so long as the total principal balance outstanding under this Note at any one time does not exceed $20,000,000. Bank shall have no obligation to advance additional amounts after demand hereunder.

If Borrower subscribes to Bank’s cash management services and such services are applicable to this line of credit, the terms of such service shall control the manner in which funds are transferred between the applicable demand deposit account and the loan account established under this Note for credit or debit to this Note.

REPAYMENT TERMS. This Note shall be due and payable in consecutive monthly payments of accrued interest only, commencing on October 1, 2005, and continuing on the same day of each consecutive month thereafter until fully paid. In any event, this Note shall be due and payable in full, including all principal and accrued interest, on demand.

DEMAND NOTE. This is a demand Note and all Obligations hereunder shall become mature and immediately due and payable upon written demand of payment by Bank. In addition, if Borrower commences or has commenced against it, a bankruptcy or insolvency proceeding, the Obligations shall automatically and immediately without demand, mature and become due and payable.

INTEREST RATE. Interest shall accrue on the unpaid principal balance of this Note from the date hereof at the LIBOR Market Index Rate plus .75%, as that rate may change from day to day in accordance with changes in the LIBOR Market Index Rate (“Interest Rate”). “LIBOR Market

Index Rate”, for any day, means the rate for one month U.S. dollar deposits as reported on Telerate page 3750 as of 11:00 a.m., London time, on such day, or if such day is not a London business day, then the immediately preceding London business day (or if not so reported, then as determined by Bank from another recognized source or interbank quotation).

DEFAULT RATE. In addition to all other rights contained in this Note, upon a failure in the payment of any of the Obligations when due, all outstanding Obligations shall bear interest at the Interest Rate plus 2% (“Default Rate”). The Default Rate shall also apply from demand until the Obligations or any judgment thereon is paid in full.

INTEREST AND FEE(S) COMPUTATION (ACTUAL/ACTUAL). Interest and fees, if any, shall be computed on the basis of the actual number of days in the year for the actual number of days in the applicable period (“Actual/Actual Computation”). The Actual/Actual Computation determines the annual effective yield by taking the stated (nominal) rate for a year’s period and then dividing said rate by the actual number of days in the year to determine the daily periodic rate to be applied for each day in the applicable period.

APPLICATION OF PAYMENTS. Monies received by Bank from any source for application toward payment of the Obligations shall be applied to accrued interest and then to principal. Upon maturity, monies may be applied to the Obligations in any manner or order deemed appropriate by Bank.

If any payment received by Bank under this Note is rescinded, avoided or for any reason returned by Bank because of any adverse claim or threatened action, the returned payment shall remain payable as an obligation under this Note as though such payment had not been made.

DEFINITIONS. Obligations. The term “Obligations” used in this Note refers to any and all indebtedness and other obligations under this Note. Certain Other Terms. All terms that are used but not otherwise defined herein shall have the definitions provided in the Uniform Commercial Code.

ATTORNEYS’ FEES AND OTHER COLLECTION COSTS. Borrower shall pay all of Bank’s reasonable expenses incurred to enforce or collect any of the Obligations including, without limitation, reasonable arbitration, paralegals’, attorneys’ and experts’ fees and expenses, whether incurred without the commencement of a suit, in any trial, arbitration, or administrative proceeding, or in any appellate or bankruptcy proceeding.

USURY. If at any time the effective interest rate under this Note would, but for this paragraph, exceed the maximum lawful rate, the effective interest rate under this Note shall be the maximum lawful rate, and any amount received by Bank in excess of such rate shall be applied to principal and then to fees and expenses, or, if no such amounts are owing, returned to Borrower.

REMEDIES. Upon a failure in the payment of any of the Obligations when due, Bank may at any time thereafter, exercise any rights and remedies as provided under the Note or as provided by law or equity.

WAIVERS AND AMENDMENTS. No waivers, amendments or modifications of this Note shall be valid unless in writing and signed by an officer of Bank. Neither the failure nor any delay on the part of Bank in exercising any right, power, or remedy under this Note shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

Borrower waives presentment, protest, notice of dishonor, notice of intention to accelerate maturity, notice of acceleration of maturity, notice of sale and all other notices of any kind.

MISCELLANEOUS PROVISIONS. Assignment. This Note shall inure to the benefit of and be binding upon the parties and their respective successors and assigns. Bank’s interests in and rights under this Note are freely assignable. Borrower shall not assign its rights and interest hereunder without the prior written consent of Bank, and any attempt by Borrower to assign without Bank’s prior written consent is null and void and shall not release Borrower from the Obligations. Applicable Law; Conflict Between Documents. This Note shall be governed by and construed under the laws of the state named in Bank’s address on the first page hereof without regard to that state’s conflict of laws principles. Jurisdiction. Borrower irrevocably agrees to non-exclusive personal jurisdiction in the state named in Bank’s address on the first page hereof. Severability. If any provision of this Note shall be prohibited or invalid under applicable law, such provision shall be ineffective but only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note. Notices. Any notices to Borrower shall be sufficiently given, if in writing and mailed or delivered to the Borrower’s address shown above or such other address as provided hereunder, and to Bank at the address shown above or such other address as Bank may specify in writing from time to time. In the event that Borrower changes Borrower’s address at any time prior to the date the Obligations are paid in full, Borrower agrees to promptly give written notice of said change of address by registered or certified mail, return receipt requested, all charges prepaid. Captions. The captions contained herein are inserted for convenience only and shall not affect the meaning or interpretation of the Note. Advances. Bank may, in its sole discretion, make other Advances even though the stated principal amount of this Note may be exceeded as a result thereof. Fees and Taxes. Borrower shall promptly pay all documentary, intangible recordation and/or similar taxes on this transaction whether assessed at closing or arising from time to time.

WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, BORROWER BY EXECUTION HEREOF AND BANK BY ACCEPTANCE HEREOF, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY WITH RESPECT HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT TO BANK TO ACCEPT THIS NOTE.

BORROWER AND BANK AGREE THAT THEY SHALL NOT HAVE A REMEDY OF PUNITIVE OR EXEMPLARY DAMAGES AGAINST THE OTHER IN ANY DISPUTE AND HEREBY WAIVE ANY RIGHT OR CLAIM TO PUNITIVE OR EXEMPLARY DAMAGES THEY HAVE NOW OR WHICH MAY ARISE IN THE FUTURE IN CONNECTION WITH ANY DISPUTE WHETHER THE DISPUTE IS RESOLVED BY ARBITRATION OR JUDICIALLY.

IN WITNESS WHEREOF, Borrower, on the day and year first above written, has caused this Note to be executed under seal.

Health Management Associates, Inc.

By:	/s/ Robert E. Farnham
Name:	Robert E. Farnham
Title:	Senior Vice President – Finance
Chief Financial Officer

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